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                      AMENDMENT TO PARTICIPATION AGREEMENT

     This AMENDMENT TO PARTICIPATION AGREEMENT dated as of April , 2003, by and among VANGUARD VARIABLE INSURANCE FUND, THE VANGUARD GROUP, INC., VANGUARD MARKETING CORPORATION and MONY LIFE INSURANCE COMPANY.

                                  WITNESSETH:

     WHEREAS, the parties hereto have entered into a Participation Agreement dated as of November 29, 2002 (the "Participation Agreement"), pursuant to which the Sponsor has agreed to make shares of the Fund available for purchase and redemption by certain Accounts of the Company in connection with the Company's Variable Insurance Products; and

     WHEREAS, the parties desire to modify the Participation Agreement in certain respects;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Participation Agreement.

     (a) Amendment of Participation Agreement. The Participation Agreement is hereby amended by replacing Schedule B to the Participation Agreement with Schedule B attached to this Amendment.

3. No Other Modifications. Except as specifically modified hereby, the Participation Agreement remains in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by their duly authorized officers as of the day and year first above written.

VANGUARD VARIABLE INSURANCE FUND

By:
   --------------------------------------

Name:
     ------------------------------------

Title:
      -----------------------------------


THE VANGUARD GROUP, INC.

By:
   --------------------------------------

Name:
     ------------------------------------

Title:
      -----------------------------------


VANGUARD MARKETING CORPORATION

By:
   --------------------------------------

Name:
     ------------------------------------

Title:
      -----------------------------------


MONY LIFE INSURANCE COMPANY

By:
   --------------------------------------

Name:
     ------------------------------------

Title:
      -----------------------------------

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                                   SCHEDULE B

                                   PORTFOLIOS
                            (effective May 1, 2003)

     The following Portfolios of the Vanguard Variable Insurance Fund shall be made available as investments underlying the Variable Insurance Products:

                    Money Market Portfolio
                    Total Bond Market Index Portfolio
                    High Yield Bond Portfolio
                    Short-Term Corporate Portfolio
                    Balanced Portfolio
                    Diversified Value Portfolio
                    Equity Income Portfolio
                    Equity Index Portfolio
                    Growth Portfolio
                    Mid-Cap Index Portfolio
                    REIT Index Portfolio
                    Small Company Growth Portfolio
                    International Portfolio
                    Capital Growth Portfolio
                    Total Stock Market Index Portfolio